PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

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[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         USBANCORP, INC.
         (Name of Registrant as Specified in its Charter)


_________________________________________________________________
            (Name of Person(s) Filing Proxy Statement
                    if other than Registrant)


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
NOTICE OF

ANNUAL

MEETING OF

SHAREHOLDERS

AND PROXY

STATEMENT











                           USBANCORP, INC.

                           P.O. BOX 430
                           JOHNSTOWN, PENNSYLVANIA  15907-0430

                           To Be Held April 22, 1997

                                    March 21, 1997




Dear Shareholder:

       USBANCORP, Inc.'s Annual Meeting of Shareholders will be held Tuesday, April 22, 1997, at 1:30 p.m., Eastern Time, at the
Four Points Hotel by ITT Sheraton, Route 30 East, 100 Sheraton
Drive, Greensburg, Pennsylvania, 15601-9383.

       The matter to be acted upon at the meeting is: the election of four Class II directors.


       Please review the enclosed material and sign, date and return the proxy card whether you plan to attend or not so that the matters coming before the meeting may be acted upon.

       I look forward to meeting you and welcome the opportunity to discuss the business of your Corporation.

                                        Cordially,


                                        /s/ Terry K. Dunkle
                                        Terry K. Dunkle
                                        Chairman, President and
                                        Chief Executive Officer

                                    USBANCORP, Inc.
                            Johnstown, Pennsylvania  15901

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                     March 21, 1997

To The Shareholders:

       NOTICE IS HEREBY GIVEN that pursuant to the call of its directors, the Annual Meeting of Shareholders of USBANCORP, Inc. will be held at the Four Points Hotel by ITT Sheraton, Route 30 East, 100 Sheraton Drive, Greensburg, Pennsylvania, 15601-9383, on Tuesday, April 22, 1997, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:

       1. Election of four Class II directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1); and

       2. Such other business as may properly come before the meeting or any adjournment thereof.

       Only those shareholders of record at the close of business on March 5, 1997 shall be entitled to notice of and to vote at the meeting. A Proxy Statement, a proxy and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy and return it promptly in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

       This Notice, the accompanying Proxy Statement and form of proxy are sent to you by order of the Board of Directors.


                                        /s/ Betty L. Jakell
                                        Betty L. Jakell,
                                        Secretary
Johnstown, Pennsylvania
March 21, 1997
                                    USBANCORP, Inc.
                                     P.O. Box 430
                          Johnstown, Pennsylvania  15907-0430


                                    PROXY STATEMENT


                                        GENERAL

Introduction

       The Proxy Statement and enclosed proxy are being mailed to the shareholders of USBANCORP, Inc. ("USBANCORP" or the "Company"), on or about March 21, 1997, in connection with the solicitation of proxies by the Board of Directors of USBANCORP. The proxies will be voted at the Annual Meeting of the Shareholders of USBANCORP to be held on Tuesday, April 22, 1997, at 1:30 p.m., Eastern Time, at the Four Points Hotel by ITT Sheraton, Route 30 East, 100 Sheraton Drive, Greensburg, Pennsylvania, 15601-9383 (the "Annual Meeting"). USBANCORP's Annual Report and Form 10-K for the year ended December 31, 1996, accompanies this Proxy Statement. It should not be regarded as proxy solicitation material.

Solicitation of Proxies

       The cost of the solicitation of proxies will be borne by USBANCORP. In addition to the use of the mails, some directors and officers of USBANCORP may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. Arrangements may be made by USBANCORP with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and USBANCORP may reimburse them for reasonable expenses they incur in so doing.

Voting Securities

       As of the close of business on March 5, 1997 (the "Record Date"), there were outstanding 5,086,429 shares of common stock, par value $2.50 per share (the "USBANCORP Common Stock"), the only class of capital stock of USBANCORP outstanding. Holders of record of USBANCORP Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held. Holders of USBANCORP Common Stock are entitled to cumulate their vote in the election of directors.

       If a shareholder participates in USBANCORP's Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder's name and the number of shares, including fractional shares, credited to the shareholder's Dividend Reinvestment Plan account.

       If the enclosed form of proxy is appropriately marked, signed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees of USBANCORP's Board of Directors.

Right of Revocation

       Proxies may be revoked at will at any time before they have been exercised by filing with the Secretary of USBANCORP an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Annual Meeting may also revoke a previously granted proxy by voting in person at the Annual Meeting.

Quorum

       Under USBANCORP's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Annual Meeting.

Principal Shareholders

       No person is known to USBANCORP's management to own of record or beneficially, as of March 5, 1997, 5% or more of the outstanding shares of USBANCORP Common Stock.

                                     MATTER NO. 1
                            ELECTION OF USBANCORP DIRECTORS

General

       The Articles of Incorporation of USBANCORP provide that USBANCORP's business shall be managed by a Board of Directors of not less than 5 and not more than 25 persons. Under the Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting. The number of directors for 1997 has been set by the Board at 14.

       USBANCORP's Board of Directors, as provided in its Articles of Incorporation, is divided into three classes: Class I, Class II and Class III, each being as nearly equal in number as possible. The directors in each class serve terms of three years each and until their successors are elected and qualified. Under USBANCORP's Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the class to which he or she was elected.

       The Board of Directors fixed the number of directors in Class II at four and has nominated Clifford A. Barton, Margaret A. O'Malley, Mark E. Pasquerilla and Thomas C. Slater for election as Class II directors for three-year terms to expire at the 2000 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. Directors Barton and Slater were elected by the shareholders at the 1994 Annual Meeting. Nominees O'Malley and Pasquerilla have not previously served as directors of USBANCORP. Ms. O'Malley is the daughter of retiring director James F. O'Malley and Mr. Pasquerilla is the son of retiring director Frank J. Pasquerilla. The remaining directors will continue to serve in accordance with their previous election with the terms of the Class I and Class III directors expiring in 1999 and 1998, respectively.

       The Bylaws of USBANCORP permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of USBANCORP not less than 60 days nor more than 90 days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

       With respect to the election of directors, each shareholder has the right to vote, for each share of USBANCORP Common Stock held by him or her, as many votes as shall equal the number of directors to be elected, and he or she, or his or her proxy, may cast the whole number of votes for one nominee or distribute them among two or more nominees. Unless authority is withheld as to a particular nominee or as to all nominees, all proxies will be voted for the four nominees listed below. The proxies will have authority to cumulate votes in their discretion except to the extent a shareholder withholds such authority on the form of proxy. The four persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class II directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

       Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed below, each of whom is now a director of USBANCORP and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by the USBANCORP Board of Directors in the event any nominee or nominees become unavailable for election. The USBANCORP Board of Directors has no reason to believe that any of the nominees will not serve if elected.

       The following tables set forth as to each of the nominees for election as a Class II director and as to each of the continuing Class I and Class III directors, his age, principal occupation and business experience, the period during which he has served as a director of USBANCORP or an affiliate and other business relationships. There are no family relationships between any of the listed persons.

                               Nominees for Election as
                       Class II Directors - Terms Expire in 2000

                                                                   Directorship in
                                                     Director      other Reporting
Name and Principal Occupation(1)        Age          Since(2)(3)      Companies
Clifford A. Barton                       68             1966       Crown American
  Retired; Former Chairman,                                        Realty Trust
  President and Chief Executive
  Officer of USBANCORP and
  Chairman of the Board of
  United States National Bank
  in Johnstown, Three Rivers
  Bank and Trust Company,
  Community Bancorp, Inc. and
  USBANCORP Trust Company

Margaret A. O'Malley                     37             --              None
  Attorney-at-law
  Yost & O'Malley

Mark E. Pasquerilla                      37             --              Crown
  President, Crown                                                 American Realty
  American Realty Trust                                                Trust

Thomas C. Slater                         54             1980            None
  Owner, President and Director,
  Slater Laboratories, Inc.,
  Clinical Laboratory

                           Class I Directors - Terms Expire in 1999

                                                                   Directorship in
                                                     Director      other Reporting
Name and Principal Occupation(1)        Age          Since(2)(3)      Companies
Jerome M. Adams                          65             1973            None
  Senior Partner, Adams,
  Myers and Baczkowski,
  Attorneys-at-Law

James M. Edwards, Sr.                    57             1984            None
  President and Chief Executive
  Officer, WJAC, Inc.

Richard W. Kappel                        65             1967            None
  Retired CEO, Secretary and
  Treasurer, Wm. J. Kappel
  Wholesale Co.

James C. Spangler                        69             1980            None
  Retired; Former Owner,
  Somerset Auction and
  Transfer, Inc.

Robert L. Wise                           53             1986    GPU Service, Inc.,
  President, GPU Generation, Inc.                               GPU Nuclear, Inc.,
                                                                GPU Generation, Inc.
                                                                and GPU International,
                                                                Inc.

                          Class III Directors - Terms Expire in 1998

                                                                   Directorship in
                                                     Director      other Reporting
Name and Principal Occupation(1)        Age          Since(2)(3)      Companies
Michael F. Butler                        61             1993            None
  Business Consultant and
  Attorney-at-Law

James C. Dewar                           59             1974            None
  President and Owner, Jim
  Dewar Oldsmobile, Inc.

Terry K. Dunkle                          55             1988            None
  Chairman, President and
  Chief Executive Officer
  of USBANCORP and Chairman
  of the Board of United
  States National Bank in
  Johnstown, Three Rivers
  Bank and Trust Company,
  Community Bancorp, Inc.,
  USBANCORP Trust Company,
  UBAN Associates, Inc. and
  UBAN Mortgage Company

John H. Kunkle, Jr.                      69             1989            None
  Retired; Former Vice
  Chairman and Director,
  Commonwealth Land Title
  Insurance Company

Jack Sevy                                66             1984            None
  Retired; Former Owner and
  Operator, New Stanton West
  Auto/Truck Plaza


________________________

(1) All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years.

(2) Reflects the earlier of the first year as a director of USBANCORP, United States National Bank in Johnstown ("U.S. Bank"), Three Rivers Bank and Trust Company ("Three Rivers Bank"), Community Bancorp, Inc. ("Community"), or Johnstown Savings Bank ("JSB").

(3)    All incumbent directors were elected by the shareholders.

Security Ownership of Management

       The following table sets forth information concerning the number of shares of USBANCORP Common Stock beneficially owned, as of March 5, 1997, by each present director, nominee for director, and each executive officer named in the compensation table set forth elsewhere herein.

                                        Amount and Nature
                                          of Beneficial                Percent
Name of Beneficial Owner(1)               Ownership(2)                of Class
Jerome M. Adams...............                5,647                       *
Clifford A. Barton............               72,291                      1.4
Michael F. Butler.............                9,752                       *
Louis Cynkar(3)...............                4,012                       *
James C. Dewar................               20,305                       *
Terry K. Dunkle...............               32,021                       *
James M. Edwards, Sr.(4)......                7,044                       *
Orlando B. Hanselman..........               12,777                       *
Richard W. Kappel.............               10,261                       *
John H. Kunkle, Jr............                6,739                       *
James F. O'Malley(5)(6).......               35,184                       *
Margaret A. O'Malley(6).......                2,223                       *
Kevin J. O'Neil...............                3,210                       *
Frank J. Pasquerilla(7).......               51,854                      1.01
Mark E. Pasquerilla(7)........               51,854                      1.01
Jack Sevy.....................                1,952                       *
Thomas C. Slater(8)...........                9,137                       *
James C. Spangler.............                5,893                       *
W. Harrison Vail..............               22,436                       *
Robert L. Wise(9).............                3,216                       *

Officers, Directors
  and Nominees for
  Directors as a
  Group (10)...................             315,954                      6.21
__________________

*Less than 1%

(1) Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director as a group, has sole investment and voting power as to all the shares shown as beneficially owned with the exception of those held by certain officers, directors and nominees for director jointly with their spouses or directly by their spouses or other relatives.

(2) Includes shares that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options as follows: 14,905, 8,834, 1,849, 10,917 and 36,505 shares of USBANCORP Common Stock held by Messrs. Dunkle, Hanselman, O'Neil and Vail and the group, respectively. In addition, Messrs. Dunkle, Hanselman, O'Neil, and Vail and the group hold outstanding options to acquire 11,667, 5,833, 4,334, 5,833 and 27,667 shares of
       USBANCORP Common Stock, respectively, that first become exercisable, in part, in July of 1997 and January of 1998, and therefore are excluded.

(3)    Includes 908 shares of USBANCORP Common Stock held by
       Mr. Cynkar's wife as to which Mr. Cynkar disclaims beneficial ownership.

(4) Includes 1,310 shares of USBANCORP Common Stock held by the WJAC Pension Plan of which Mr. Edwards is one of three trustees. Mr. Edwards disclaims beneficial ownership of such shares.

(5) Includes 133 and 2,223 shares of USBANCORP Common Stock held by Mr. O'Malley's wife and daughter, respectively, as to which Mr. O'Malley disclaims beneficial ownership.

(6) Ms. Margaret A. O'Malley is voting trustee of all shares of USBANCORP Common Stock held by Mr. James F. O'Malley and
       Jean O'Malley under a Voting Trust Agreement dated March 3,
       1997.

(7) Mr. Mark E. Pasquerilla is voting trustee of all shares of USBANCORP Common Stock held by Mr. Frank J. Pasquerilla and his wife under a Voting Trust Agreement dated March 4, 1997. Also includes 1,014 shares of USBANCORP Common Stock held by Crown American Enterprises, Inc. of which Mr. Frank J. Pasquerilla and Mark E. Pasquerilla are officers.

(8)    Includes 619 shares of USBANCORP Common Stock held by
       Mr. Slater's wife as to which Mr. Slater disclaims beneficial ownership.

(9)    Includes 275 shares of USBANCORP Common Stock held by
       Mr. Wise's son as to which Mr. Wise disclaims beneficial ownership.

(10) The group consists of 18 persons, being the members of the Board of Directors of USBANCORP, the Chief Executive Officer and each other named executive officer of USBANCORP set forth on the compensation table elsewhere herein.

Board and Committees

       The Board of Directors has various standing committees including an Audit Committee, a Nominating Committee and a Management Compensation Committee (the "Compensation Committee"). During 1996, the Board of Directors held 5 meetings, the Audit Committee held 7 meetings, the Nominating Committee held
1 meeting, and the Compensation Committee held 5 meetings. Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he was a member except Mr. Kunkle, who attended 67%. Messrs. O'Malley and Pasquerilla are not standing for re-election because they have reached the mandatory retirement age for Board members.

       The Audit Committee is responsible for recommending to the Board of Directors the appointment of an independent public accountant to audit the books and accounts of USBANCORP and its subsidiaries, reviewing the reports of the Audit Department and the reports of examination conducted by the bank and bank holding company regulators and USBANCORP's independent public accountants, reviewing the adequacy of internal audit and control procedures, and reporting to the Board of Directors. The Audit Committee is presently comprised of Directors Adams, Dewar, Edwards, Kappel, Kunkle, O'Malley (Chairman), Sevy and Spangler.

       The Nominating Committee presently consists of Directors Barton, Dunkle, O'Malley and Pasquerilla (Chairman). The Nominating Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders and will consider nominees recommended by shareholders. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in
Section 1.3 of USBANCORP's Bylaws. Notification of such nomination, containing the required information, must be mailed or delivered to the President of USBANCORP not less than 60 days or more than 90 days prior to the Annual Meeting.

       The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of corporate officers. No director who is eligible to receive any benefit under plans administered by the Compensation Committee, except for benefits payable to directors under the Independent Directors Annual Retainer Plan (the Committee's administration of which is limited to coordinating the payment of a predetermined retainer) may serve on the Compensation Committee. The Compensation Committee is presently comprised of Messrs. Barton, O'Malley, Pasquerilla and Wise (Chairman). See "Executive Compensation" herein.

Compensation of Directors

       Executive officers of USBANCORP who are directors or members of committees of the USBANCORP Board of Directors or its subsidiaries receive no compensation for such positions. In
1996, independent directors of USBANCORP received a retainer of $6,000 payable in USBANCORP Common Stock. In addition, directors receive cash compensation for attendance at USBANCORP Board of Directors meetings of $405 per meeting. This amount was voluntarily reduced from $450 and was in conjunction with a broad-based salary reduction program. In 1997, the fee per meeting has been restored to $450. A fee of $200 was paid for attendance at committee meetings of the USBANCORP Board of Directors. Certain non-officer directors of USBANCORP are also directors of U.S. Bank, Three Rivers Bank, Community, Community Savings Bank ("Community Savings") and USBANCORP Trust Company
(the "Trust Company").  Directors serving on the Board of
Directors of U.S. Bank or the Trust Company were compensated for their services by a payment of $315 for each Board of Directors meeting attended. This amount also was reduced voluntarily from $350 in conjunction with a broad-based salary reduction program.
In 1997, the fee per meeting has been restored to $350. A fee of $200 was paid for attendance for each committee meeting attended. Directors serving on the Board of Directors of Three Rivers Bank were compensated for their services by a payment of $350 for each Board of Directors meeting attended and $200 for each committee meeting attended. Directors serving on the Board of Directors of Community Savings were compensated for their services by a payment of $600 for each Board of Directors meeting attended and $200 for each committee meeting attended. Because the Boards of Directors of Community and Community Savings are comprised of the same members, the directors serving on the Board of Directors of Community are not compensated for their services on the Community Board.

                                Executive Compensation

Compensation Committee Report on Executive Compensation

       USBANCORP's Compensation Committee oversees USBANCORP's executive compensation programs to ensure that they: attract and retain high caliber executives, deliver the total compensation package in a cost-effective manner, reinforce key business objectives, provide competitive compensation opportunities for competitive results, induce management ownership of USBANCORP Common Stock, and comply with applicable regulations.

       The role of the Committee is to approve executive salary adjustments, to administer the annual incentive plan (including establishment of performance goals), and to administer the Stock Option Plan. Additionally, from time to time, the Committee reviews other human resource issues, including qualified and non-qualified benefits, management performance evaluation, and succession planning.

Executive Compensation Policies

       The Committee uses a formal executive compensation policy to help evaluate and administer executive pay. The policy addresses each of the major components of the executive pay program and is summarized below.

       - Maintain a conservative executive base salary practice (approximating the 40th percentile of competitive practices defined below) to ensure the appropriate performance sensitivity and focus on long-term results.

       - Maintain a competitive annual incentive program that recognizes the achievement of important milestones en route to USBANCORP's long-term objectives, providing target and maximum annual total cash opportunities that approximate the 40th and 60th percentiles of the competitive peer groups' annual total cash practices, respectively. A portion of all plan participants' incentive awards are based upon corporate performance relative to goals. Certain executives of the subsidiaries are evaluated and rewarded based upon subsidiary and individual performance achievements.

       - Maintain competitive long-term incentives that: align management's financial interests with those of USBANCORP's shareholders, induce management ownership of USBANCORP Common Stock, support the achievement of USBANCORP's long-term financial objectives, and provide competitive long-term incentive reward opportunities.

       - Provide typical benefits through qualified programs generally available to all employees, supplemented by non-qualified arrangements, as appropriate.

       - Competitive pay practices are determined using two different sets of data-survey data and peer data.

             - Survey data refers to compensation data from banking industry compensation surveys.
                    Competitive compensation practices are determined using compensation levels at holding companies and subsidiaries of comparable size to USBANCORP and its subsidiaries, for positions comparable to those held by the officers identified in the Summary Compensation Table included herein (the "Named Officers").

             - Peer data comes from a group of 15 multi-bank, bank holding companies of comparable size to USBANCORP. Most of the institutions are located in Pennsylvania or Ohio, to recognize USBANCORP's more immediate labor markets and similar business environments. The other institutions are generally located in non-major metropolitan cities of the following states: Illinois, Indiana, Michigan, and West Virginia.

             - The indices used in the Stock Performance Chart are NASDAQ/NMS (U.S. Companies) and NASDAQ Bank Stocks. While USBANCORP believes that some of the surveyed banks and some of the peer banks may be included within these indices, it is not the intention of the Committee to establish executive pay practices based on the pay practices of the organizations that compose these indices. The Committee believes that some of the organizations in these indices would be either too large or too small to be relevant for setting pay for USBANCORP and subsidiary executives. The aforementioned surveyed banks and peer banks provide the Committee with an organizational-size-sensitive basis for establishing executive pay practices.

Relationship of Performance Under Compensation Plans

       In September 1995, the Compensation Committee approved a management salary rollback program for implementation in 1996. One objective of the rollback was to help improve USBANCORP's financial performance by controlling expenses in 1996. Other important reasons for the rollback were to support the concept of shared sacrifice and to instill a stronger performance-sensitive culture. At the time the rollback was approved, the Committee's intention was to reverse the rollback in 1997 if performance were to show material improvements. The salary rollback had the effect of reducing salaries relative to the stated compensation policy.

       USBANCORP administers an annual incentive plan through which participants can earn performance-based compensation. The bonuses of the officers named in the Summary Compensation Table were based on three of four possible performance measures corporate return on equity (ROE), total return to shareholders, a third-party comparative estimate of the holding company's CAMEL rating (an overall indicator of the performance and financial soundness of the institution), and individual performance.

       At its January 1997 meeting, the Compensation Committee reviewed the actual results posted in 1996 relative to the incentive plan goals for 1996. The Committee determined that ROE and total return to shareholders results surpassed the highest level performance goal, resulting in participants earning the maximum amounts attributable to ROE and total return to shareholders performance, respectively. The Committee also determined that USBANCORP's CAMEL rating was positioned between the performance threshold and the target, resulting in payouts that were less than the target awards based on CAMEL performance. Some of the Named Officers, but not the Chief Executive Officer of USBANCORP, also received a portion of their awards based on their individual performance under USBANCORP's performance evaluation program.

       In January 1996, the Committee approved stock option awards for USBANCORP and subsidiary executives. Option awards in 1996 were larger than prior awards due to explicit recognition of several factors. Larger option awards were viewed as consistent with a long-term, performance-improvement initiative which communicated that improvement over then-current results was absolutely imperative. The awards were also viewed as consistent with the compensation program's emphasis on incentive-pay versus fixed pay, e.g., base salary. Moreover, the larger awards were made with the expectation of limiting stock option grants during 1997 and 1998. The "front-loaded" awards were intended to encourage exemplary performance improvement.

       The Committee uses a management stock ownership program to emphasize the Stock Option Plan's role in aligning management and shareholder interests. Executives are expected to attain their respective target stock ownership levels within a five-year period. In addition, the policy emphasizes the retention of all, or a portion of, the net proceeds from option exercises in the form of USBANCORP Common Stock. The Committee periodically reviews the progress of the executives in working toward their ownership targets, which will be a consideration in determining future compensation actions.

1996 Compensation for the Chief Executive Officer

       As a result of the temporary salary rollback policy in 1996, Mr. Dunkle earned a salary of $211,920. This reduced salary was positioned materially below the competitive target specified in the Company's compensation policy.

       Mr. Dunkle participated in the Company's annual incentive plan for 1996, in which his total award opportunity was based upon achievement of pre-determined goals in three areas: ROE performance, CAMEL rating, and total return to shareholders. In 1996 USBANCORP's ROE and total return to shareholders performance surpassed the distinguished performance level. As a result, Mr. Dunkle earned the maximum amounts attributable to ROE and total return to shareholders performance, respectively. CAMEL performance was positioned between the performance threshold and target, resulting in an award for this performance component below the target award.

       In January 1996, the Committee awarded Mr. Dunkle 15,000 stock options with an exercise price of $32.5625, the fair market value on the date of the award. In determining this award, the Committee considered past option awards, competitive practices and USBANCORP's compensation policy, USBANCORP's performance challenges, and the Committee's intention to limit normal stock option awards in 1997 and 1998. The stock options vest and become exercisable in three equal installments on the first, second, and third anniversaries of the grant.

       The management stock ownership program approved in October
1995 applies to Mr. Dunkle. The value of the stock required by Mr. Dunkle's stock ownership target exceeded two times his salary at the time the program was approved.

Impact of Omnibus Budget Reconciliation Act of 1993 -
Section 162(m)

       The Omnibus Budget Reconciliation Act of 1993 (OBRA)
Section 162(m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of $1,000,000 for any of the Named Officers. To the extent that certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation.

       The Committee does not believe that the deduction limit imposed by OBRA will affect compensation deductibility given the compensation opportunities of the Named Officers under USBANCORP's existing compensation programs. The Committee will continue to evaluate the potential impact of Section 162(m) and take such actions as it deems appropriate.

This report is furnished by Messrs. Barton, O'Malley, Pasquerilla and Wise (Chairman).

Compensation Committee Interlocks and Insider Participation

       Messrs. Barton, O'Malley, Pasquerilla, and Wise (Chairman) served as members of the Compensation Committee during 1996.
Each member of the Committee is excluded from participation in any plan administered by the Committee while serving as a member, except for participation in the Independent Directors' Annual Retainer Plan (the Compensation Committee's administration of which is limited to coordinating the payment of a predetermined retainer). Mr. Barton did not serve on the Compensation Committee while serving as Chairman, President and Chief Executive Officer of USBANCORP. Mr. Barton also serves on the Compensation Committee of Crown American Realty Trust of which Mr. Pasquerilla is the Chief Executive Officer.

Compensation Paid to Executive Officers

       The following table sets forth information for the three years ended December 31, 1996 concerning the annual and long-term compensation for services in all capacities to USBANCORP and its banking subsidiaries of the Named Officers.

                                                                     Summary Compensation Table

Name and                                                                                     Long Term
Principal Position                                    Annual Compensation                    Compensation(3)

                                                                           Other          Securities
                                                                           Annual         Underlying          All Other
                                      Year  Salary($)  Bonus($)(1)  Compensation($)(2) Options(#)(4) Compensation($)(5)(6)(7)
Terry K. Dunkle....................   1996   211,920      84,344          $  ---           15,000             19,866
  Chairman, President and Chief       1995   231,647      51,561             ---            5,000             32,826
  Executive Officer of USBANCORP      1994   215,375      53,844             ---            5,000             33,789
  and Chairman of the Board of
  U.S. Bank, Three Rivers Bank,
  Community, the Trust Company,
  UBAN Associates, Inc. and
  UBAN Mortgage Company

Louis Cynkar......................    1996   106,260      27,096           $ ---            5,000              5,829
  Former Executive Vice President     1995   131,723      15,149             ---            1,500             11,946
  and Corporate Senior Commercial     1994   127,350       9,551             ---            2,500             10,889
  Loan Officer, USBANCORP, Inc.

Orlando B. Hanselman.............     1996   126,540      44,770           $ ---            8,000              5,972
  Executive Vice President of         1995   136,069      26,555             ---            1,500             11,273
  USBANCORP and President and         1994   117,930        ---              ---            2,500              8,309
  Chief Executive Officer of
  U.S.

Kevin J. O'Neil..................     1996   110,166      29,475             ---            4,000              8,428
  President and Chief Executive       1995   102,480      12,810             ---             ---               7,654
  Officer Standard Mortgage           1994    97,815      19,815             ---            5,000              6,025
  Corporation of Georgia, a
  subsidiary of Community Savings

W. Harrison Vail.................     1996   120,744      42,719           $ ---            8,000             11,487
  President and Chief Executive       1995   134,160      25,566             ---            1,500              8,856
  Officer of Three Rivers Bank,       1994   120,000        ---              ---            2,500              9,903
  Community, Community Savings
  and UBAN Mortgage Company

__________________

(1) Includes the cash and cash value of stock awards made to executive officers of USBANCORP and its subsidiaries under the Executive Annual Incentive Plan. For purposes of this table, the cash value of the stock awards was determined by multiplying the price USBANCORP paid to acquire the shares in the open market (45.875) by the number of shares awarded.

(2) Unless otherwise indicated, no executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the officer's total compensation (salary and bonus).

(3) USBANCORP has no long-term compensation plan other than the 1991 Stock Option Plan.

(4) Indicates number of shares for which options were granted during 1996, 1995 and 1994 under the 1991 Stock Option Plan.

(5) Includes amounts awarded under the Profit Sharing Plan of USBANCORP and U.S. Bank. All full-time employees of USBANCORP and U.S. Bank are entitled to participate in the Profit Sharing Plan. A contribution during any plan year is equal to the applicable percentage of U.S. Bank's income as defined in the plan.

(6) Includes (a) the value of the premium paid by USBANCORP of $10,000 for a split dollar life insurance policy for Mr. Dunkle, and (b) the premiums paid by USBANCORP and its subsidiaries for life insurance policies with coverage limits above $50,000 to Messrs. Cynkar, Dunkle, Hanselman, O'Neil, and Vail.

(7) Includes amounts contributed under a 401(k) Plan of USBANCORP to Messrs. Vail and O'Neil. Under the USBANCORP sponsored 401(k) plan, employees of Three Rivers Bank, Community Savings, and Standard Mortgage Corporation of Georgia are allowed to contribute up to 20% of their compensation to the plan with an employer match of $.50 on each $1.00 of employee contribution up to a maximum of 6% of an employee's compensation.

Option Grants Table

       The following table sets forth information with respect to grants of stock options made during 1996 to the Chief Executive
Officer and each of the Named Officers.

                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
                                                                          Potential
                                     Percent                             Realizable
                                     of Total                              Value
                                     Options                             at Assumed
                                     Granted                               Annual
                       Number of       to                                 Rates of
                       Securities   Employees                            Stock Price
                       Underlying      in    Exercise or  Expira-       Appreciation
                        Options      Fiscal  Base Price   tion           for Option
Name                Granted (#)(1)     Year  ($/Share)    Date              Term($)
                                                                    0%        5%          10%
Terry K. Dunkle.......  15,000       19.2    32.5625   1/23/2006   0      307,176      778,444
Louis Cynkar..........   5,000        6.4    32.5625   1/23/2006   0      102,392      259,481
Orlando B. Hanselman..   8,000       10.3    32.5625   1/23/2006   0      163,827      415,170
Kevin J. O'Neil.......   4,000        5.1    32.5625   1/23/2006   0       81,914      207,585
W. Harrison Vail......   8,000       10.3    32.5625   1/23/2006   0      163,827      415,170
Gains applicable to all
shareholders(2).......    ---         ---      ---         ---     0  104,050,737  263,684,997
__________________

(1) Options were granted under the 1991 Stock Option Plan to the Chief Executive Officer and each of the Named Officers on January 23, 1996.

(2) The potential realizable gain to all shareholders (based on 5,081,004 shares of USBANCORP Common Stock outstanding at December 31, 1996, with an assumed market price of $32.5625) at 5% and 10% assumed annual growth rates over a term of ten years is provided as a comparison to the potential gain realizable by the Chief Executive Officer and the Named Officers at the same assumed annual rates of stock appreciation.

Option Exercises and Year-End Value Table

       The following table sets forth information concerning the exercise of options to purchase USBANCORP Common Stock by the Chief Executive Officer and the Named Officers during the year ended December 31, 1996, as well as the number of securities underlying unexercised options and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1996.


                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END OPTION/SAR VALUE(1)

                                                         Number of Securities
                                                        Underlying Unexercised           Value of In-the-Money
                          Shares                     Options at December 31, 1996   Options at December 31, 1996(3)
                        Acquired on      Value
Name                   Exercise (#) Realized($)(2) Exercisable(#) Unexercisable(#) Exercisable($)  Unexercisable($)
Terry K. Dunkle.......        700        9,694          7,800          20,000         149,579          241,562
Louis Cynkar..........        -0-          -0-          2,135           6,833          41,072           83,275
Orlando B. Hanselman..        350        5,644          5,617           9,833         116,047          111,775
Kevin J. O'Neil.......        800       11,525            866           5,667          14,776           66,443
W. Harrison Vail......      2,000       31,750          8,667           9,833         181,537          111,775
_______________________

(1) Stock options were granted to the named executive officers under the 1991 Stock Option Plan on January 23, 1996, January 24, 1995, July 11, 1994, February 22, 1994,
       January 19, 1993 and December 17, 1991. Options become exercisable as follows: one-third one year from date of grant; two-thirds, less the aggregate number previously exercised, two years from date of grant; and the remainder three years from date of grant.

(2) Represents the aggregate market value of the underlying shares of USBANCORP Common Stock at the date of exercise minus the aggregate exercise prices for options exercised.

(3) "In-the-money options" are stock options with respect to which the market value of the underlying shares of USBANCORP Common Stock exceeded the exercise price at December 31, 1996. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of USBANCORP Common Stock on December 31, 1996. Fair market value was determined by reference to the average of the high and low sale prices of USBANCORP Common Stock as quoted on the Nasdaq Stock Market.

Retirement Plans

Pension Plan - U.S. Bank

       U.S. Bank maintains a qualified defined benefit retirement plan for its employees (the "U.S. Bank Plan"). Remuneration for pension benefit purposes is base pay excluding overtime, bonus or reimbursement of business expense. An employee's benefit under the U.S. Bank Plan is determined on the basis of Final Average Pay which means the average annual base pay received by an employee in the five consecutive years out of the ten ending before his termination of employment for which the average is highest.

       U.S. Bank expects to make a contribution of $689,000 in 1997 for the 1996 plan year.

       Estimated annual benefits payable upon retirement at age 65 after 15 years of service with respect to the specified remuneration are as follows:

                                     PENSION TABLE
                                       U.S. BANK
          Five Calendar Year
            Average Salary             Annual Benefit at
        Preceding Retirement         Normal Retirement Date

              $ 15,000                      $ 5,550
                25,000                        9,250
                40,000                       14,800
                60,000                       22,200
                90,000                       33,300
               100,000                       37,000
               120,000                       44,400
               140,000                       51,800
               150,000(1)                    55,500
_______________________

(1) Effective for retirements on or after January 1, 1994, annual compensation for Plan purposes may not exceed $150,000 plus any increases applicable to cost of living adjustments. Employees with compensation exceeding $150,000 in years before 1994 may have larger "preserved benefits."

       The above benefits are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefit are available, in actuarially equivalent amounts. Current remuneration covered by the U.S. Bank Plan (base salary) in 1996 for Messrs. Dunkle, Cynkar and Hanselman was $211,920, $106,260 and $126,540, respectively, subject to the $150,000 limitation. As of December 31, 1996, Mr. Dunkle was credited with nine years of service, Mr. Cynkar with eleven years of service and Mr. Hanselman with ten years of service. Mr. Cynkar voluntarily terminated his employment with USBANCORP and U.S. Bank in October of 1996.

       Effective January 1, 1986, the USBANCORP Board of Directors adopted the U.S. Bank Plan for the benefit of employees of USBANCORP on the same terms and conditions as for employees of U.S. Bank. Contributions made by USBANCORP are limited to those employees whose base salaries are paid by USBANCORP.

Supplemental Pension Plan

       The Board of Directors of U.S. Bank on February 20, 1981, adopted a Supplemental Pension Plan under which the Executive
Committee of the Board of Directors may from time to time designate executive officers of U.S. Bank as participants and specify the amount of supplemental pension payment the participant shall receive.

       A participating officer agrees to perform, after retirement, such advisory services as the Executive Committee may reasonably request and enters into a noncompetition agreement with U.S.
Bank. Upon his retirement from U.S. Bank, a participant will be entitled to receive supplemental monthly pension payments in a specified amount for a period of fifteen years. If he should die before retirement while in the service of U.S. Bank or if he should die after payment of benefits has commenced, the participant's spouse, if any, will be entitled to receive one-half of the specified amount for the remainder of the fifteen year period.

       No payments are currently being made under this plan. U.S. Bank purchased an annuity in 1988 for one retired officer who was the only participant. U.S. Bank's obligation to the participant under this Supplemental Pension Plan was satisfied in full in 1996.

       USBANCORP has provided additional life insurance and retirement benefits for Mr. Dunkle funded through a split-dollar life insurance policy. USBANCORP pays a portion of the premiums until Mr. Dunkle's normal retirement. At Mr. Dunkle's retirement, USBANCORP will recover, through a withdrawal from the policy, its cumulative premiums or the policy cash value if less. Mr. Dunkle will receive a paid-up life insurance policy that will include any remaining cash value. If Mr. Dunkle dies prior to retirement, USBANCORP will be reimbursed for its total premiums from the insurance proceeds. The annual premium paid by USBANCORP is $10,000 per year, and USBANCORP has an interest in the policy cash value equal to the lesser of its cumulative premiums or the policy cash value.

       The Compensation Committee determined that it was appropriate to provide additional supplemental retirement benefits to Mr. Dunkle commencing at his retirement, because recent revisions in Code regulations significantly limit retirement benefits payable to highly compensated executives under qualified pension, profit sharing, and 401(k) plans. Accordingly, on February 25, 1994, the Board of Directors of USBANCORP adopted a supplemental executive retirement plan ("SERP") for the benefit of Mr. Dunkle.

       The SERP will provide supplemental retirement benefits to Mr. Dunkle, which, in combination with benefits from all USBANCORP sponsored qualified and non-qualified pension plans, will ensure an appropriate total retirement benefit for Mr. Dunkle. The target retirement benefit is 55% of the final three-year average salary of Mr. Dunkle commencing at his normal retirement age of 65. Although the SERP is an unfunded plan, USBANCORP can set aside assets to meet its obligations under the plan. USBANCORP has purchased a life insurance policy on Mr. Dunkle's life. Assuming continuation of current interest rates and mortality charges, USBANCORP's total premium outlay will be completed by the time Mr. Dunkle attains normal retirement age. The policy is designed to accumulate sufficient cash value at Mr. Dunkle's retirement to allow USBANCORP to recover the after tax cost of each annual SERP payment. In addition, at Mr. Dunkle's death, tax-free life insurance proceeds will reimburse USBANCORP for all unrecovered costs associated with the plan. USBANCORP will not recover interest for the time value of money.

       The life insurance policy has been assigned to a Rabbi Trust established by USBANCORP to assist USBANCORP in satisfying its obligations to Mr. Dunkle. The Trust Company, as trustee, is the policy owner and beneficiary. Mr. Dunkle remains a general unsecured creditor of USBANCORP and the assets of the trust are subject to the claims of creditors.

       The Board of Directors also approved the purchase of an individual disability income policy for Mr. Dunkle. Mr. Dunkle has collaterally assigned the policy to USBANCORP so that in the event of his disability prior to retirement, the policy will pay USBANCORP a monthly benefit sufficient to pay the premium on the SERP life insurance policy on Mr. Dunkle's life. This would relieve USBANCORP of the obligations to pay premiums on the SERP policy if Mr. Dunkle becomes disabled, without reducing the promised SERP retirement benefits to Mr. Dunkle.

Retirement Plan - Three Rivers Bank

       Three Rivers Bank maintained a defined benefit pension plan that was established during 1970 (the "Three Rivers Plan").

       Effective July 1, 1993, the benefit formula of the Three Rivers Plan was revised to duplicate the benefit formula of the U.S. Bank Plan. Employees retiring on or after July 1, 1993, will receive a benefit based upon the U.S. Bank Plan formula but not less than the benefit earned through June 30, 1993, under the former Three Rivers Plan formula.

       Current remuneration covered by the Retirement Plan (base salary) in 1996 for Mr. Vail and Mr. O'Neil was $120,744 and $110,166. As of December 31, 1996, Mr. Vail and Mr. O'Neil were credited with twelve years and four years of service, respectively.

Retirement Plan - Community Savings

       Prior to June 30, 1993, Community Savings maintained a retirement plan (the "Community Plan") for all eligible employees.

       Effective July 1, 1993, the Community Plan was merged into the Three Rivers Plan. Assets and liabilities of the Community Plan were transferred to the Three Rivers Plan. Employees retiring on or after July 1, 1993, will receive a benefit based upon the Three Rivers Plan benefit formula but not less than the benefit earned through June 30, 1993, under the former Community Plan formula. Three Rivers Bank and Community Savings expect to make a total contribution of $849,000 in 1997 for the 1996 plan year to the Three Rivers Plan.

Change in Control Agreements

       In 1994, USBANCORP entered into Change in Control Agreements
(the "Agreements") with Messrs. Terry K. Dunkle,             ,
Orlando B. Hanselman, Kevin J. O'Neil, and W. Harrison Vail, pursuant to which USBANCORP agreed to provide the executives with severance benefits upon the occurrence of certain enumerated events ("Triggering Events") following a change in control of USBANCORP ("Change in Control") (as defined in the Agreements).
The initial term of the Agreements is three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. Under the Agreements, upon the occurrence of a Triggering Event following a Change in Control, Mr. Dunkle would be entitled to receive approximately 2.99 times his combined salary and bonus which will be determined (a) during the initial three year term of the Agreement by reference to his highest salary and bonus paid in the year in which he is terminated or in any one of the last five fiscal years preceding such termination, and (b) after the expiration of the initial term, by reference to the average of the executive's combined salary and bonus in the preceding five years. The Change in Control Agreements for each of Messrs. Hanselman, O'Neil and Vail are identical, except that Messrs. O'Neil and Vail will receive one times their combined base salary and bonus and Mr. Hanselman will receive 1.5 times his combined base salary and bonus. The executives, in their discretion, may receive these payments in a lump sum or on a monthly installment basis. The Change in Control Agreements also entitle the executives to continued participation in the employee benefits plans of USBANCORP for a period of three years with respect to Mr. Dunkle, eighteen months with respect to Mr. Hanselman and one year with respect to the other executives.
In addition, the Agreements provide that options held by the executives to acquire USBANCORP Common Stock, to the extent not currently exercisable, will become immediately exercisable upon the occurrence of a Triggering Event following a Change in Control and may be exercised by the executives at any time prior to the earlier of the expiration date of the options or 90 days after the executive's termination. The Agreements also require USBANCORP to make additional payments to the executives in the event that the severance payments described above result in the imposition of an excise tax, pursuant to Section 4999 of the Code on the payment of such amounts.

Performance Graph

       Set forth is a graph comparing the yearly percentage change in the cumulative total shareholder return on USBANCORP Common Stock against the Nasdaq Stock Market (U.S. Companies) and the NASDAQ Bank Stocks for the five years beginning January 1, 1992 and ended December 31, 1996.


                                        Legend

Symbol    Index Description                  12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
          USBANCORP, INC., PA                  180.1      201.4      185.6      303.7      281.0

          Index for Nasdaq Stock               186.9      214.5      209.7      296.3      227.2
            Market (US Companies)

          Index for Nasdaq Bank                238.9      272.4      271.4      404.4      325.6
            Stocks



                                 FINANCIAL INFORMATION

       Requests for printed financial material for USBANCORP or any of its subsidiaries - annual reports, Forms 10-K and 10-Q and Call Reports - should be directed to Jeffrey A. Stopko, Senior
Vice President and Chief Financial Officer, USBANCORP, Inc.,
P.O. Box 430, Johnstown, PA 15907-0430, telephone (814) 533-5310.

                             TRANSACTIONS WITH MANAGEMENT

       Certain directors, nominees and executive officers and/or their associates were customers of and had transactions with USBANCORP or its subsidiaries during 1996. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. These loans represented in the aggregate less than 5.25% of shareholders' equity as of December 31, 1996.

       Mr. Adams, a director of USBANCORP, Three Rivers Bank, the
Trust Company, UBAN Associates, Inc. and UBAN Mortgage Company is a partner in a law firm which rendered services to Three Rivers
Bank during 1996 and will render such services in 1997.

                            INDEPENDENT PUBLIC ACCOUNTANTS

       Arthur Andersen LLP has audited USBANCORP's financial statements for the fiscal year ended December 31, 1996 and the report on such financial statements appears in the Annual Report to Shareholders. Arthur Andersen LLP has been selected by the USBANCORP Board of Directors to perform an examination of the consolidated financial statements of USBANCORP for the year ending December 31, 1997.

       Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                     OTHER MATTERS

       The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

                    SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

       Any shareholder desiring to present a proposal to be considered at the 1998 Annual Meeting of Shareholders should submit the proposal in writing to: Terry K. Dunkle, Chairman, President and Chief Executive Officer, USBANCORP, Inc., Executive Offices, P.O. Box 430, Johnstown, PA 15907-0430 no later than November 21, 1997.

                                        By Order of the Board of Directors


                                        /s/ Betty L. Jakell
                                        Betty L. Jakell
                                        Secretary


March 21, 1997

                                       APPENDIX

                                    USBANCORP, INC.

                            ANNUAL MEETING OF SHAREHOLDERS



                                         PROXY

       The undersigned shareholder(s) of USBANCORP, Inc., Johnstown, Pennsylvania do(es) hereby appoint Earl F. Glock and James V. Saly, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my
(our) name(s) on its books on March 5, 1997 at the Annual Meeting of its Shareholders to be held at the Four Points Hotel by ITT Sheraton, Route 30 East, 100 Sheraton Drive, Greensburg, Pennsylvania 15601-9383, on Tuesday, April 22, 1997, at
1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side.

                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE
_________________________________________________________________
                                    [Reverse Side]

USBANCORP, Inc.                                THIS IS YOUR PROXY
                                               YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                                  COMPANY HIGHLIGHTS

* For 1996 the Company's net income was $20 million or $3.81 on a fully diluted per share basis. The Company's 1996 performance reflects a 26.7% earnings increase and a 32.8% increase in fully diluted earnings per share when compared to the $15.8 million or $2.81 per fully diluted share reported for 1995.

* The Company distributed back to its shareholders approximately $16 million or 78% of total net income through common dividends and treasury share repurchases.

* The total return of your Company's stock in 1996, including reinvestment of dividends, was 31%; over the past five years the average annual return was 23%. The Company's common stock market price per share at December 31, 1996, was $41.75.

[X]    Please mark votes as in this example.

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL
BE VOTED IN FAVOR OF ITEM 1 AND IN THE BEST JUDGMENT OF THE
PERSONS NAMED IN THIS PROXY WITH RESPECT TO ITEM 2.

1.     Election of Class 1 Directors for Terms Expiring 2000.
       Nominees: Clifford A. Barton, Margaret A. O'Malley, Mark E. Pasquerilla and Thomas C. Slater.

       [    ]       FOR                        [    ]       WITHHELD

       [    ] ______________________
               For all nominees as
               written on the line
               above

       [    ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

       [    ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

2. In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MAY BE REVOKED PRIOR TO EXERCISE.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment thereof. I
(we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 21, 1997.

Please sign and return promptly in enclosed addressed envelope.

Please date and sign exactly as your name(s) appear(s) hereon.
When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

Signature:_________________________                  Date:____________________

Signature:_________________________                  Date:____________________